FOR IMMEDIATE RELEASE	CONTACT: Brian Finnegan
October 29, 2020	(212) 441-6877

FEDERAL HOME LOAN BANK OF NEW YORK
ANNOUNCES THIRD QUARTER 2020 OPERATING HIGHLIGHTS

New York, NY – The Federal Home Loan Bank of New York (“FHLBNY”) today released its unaudited financial highlights for the quarter ended September 30, 2020.

“Through the first nine months of 2020, as the pandemic has continued to take its toll on the nation, we have repeatedly seen the local lender stepping up and creating opportunities to support customers and communities that are facing down a crisis,” said José R. González, president and CEO of the FHLBNY. “The local lender is truly a vital and committed part of every community across our country, and essential in this time of crisis. This is why our partnership with our members, and our ability to provide the liquidity on which members rely to help meet the needs of their customers and communities, is so important. Through our continued strong performance, even in such a challenging environment, the Federal Home Loan Bank of New York remains a stable and reliable partner to our members and the communities we all serve.”

Highlights from the third quarter of 2020 include:

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Net income for the quarter was $101.2 million, a decrease of $0.2 million, or 0.2 percent, from net income of $101.4 million for the third quarter of 2019. Return on average equity (“ROE”) for the quarter was 5.04 percent (annualized), compared to ROE of 5.75 percent for the third quarter of 2019.  The decline in ROE was primarily due to higher amounts of capital stock in the third quarter of 2020 because of larger advances balances.

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As of September 30, 2020, total assets were $151.7 billion, a decrease of $10.4 billion, or 6.4 percent, from total assets of $162.1 billion at December 31, 2019.  As of September 30, 2020, advances were $106.2 billion, an increase of $5.5 billion, or 5.5 percent, from $100.7 billion at December 31, 2019.  Repurchase agreements, federal funds and trading securities held for liquidity declined, while the FHLBNY continued to meet all its liquidity requirements.

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As of September 30, 2020, total capital was $7.8 billion, an increase of $0.3 billion from total capital of $7.5 billion at December 31, 2019.  The FHLBNY’s retained earnings increased during the quarter by $89.2 million to $1.9 billion as of September 30, 2020, of which $1.1 billion was unrestricted retained earnings and $754 million was restricted retained earnings.  At September 30, 2020, the FHLBNY met its regulatory capital ratios and liquidity requirements.

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The FHLBNY allocated $11.3 million from its third quarter 2020 earnings for its Affordable Housing Program.

The FHLBNY currently expects to file its Form 10-Q for the third quarter of 2020 with the U.S. Securities and Exchange Commission by November 12, 2020.

Federal Home Loan Bank of New York
The Federal Home Loan Bank of New York is a Congressionally chartered, wholesale Bank. It is part of the Federal Home Loan Bank System, a national wholesale banking network of 11 regional, stockholder-owned banks. As of September 30, 2020, the FHLBNY serves 321 financial institutions in New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands. The Federal Home Loan Banks support the efforts of local members to help provide financing for America’s homebuyers.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.